Exhibit 99.03

Quarterly Non-GAAP Earnings (Loss) Before Interest and Taxes Reconciliations

	2018
(Dollars in millions, unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
Additives & Functional Products
Earnings before interest and taxes	$176	$192	$186	$85	$639
Asset impairments and restructuring charges, net	—	—	—	38	38
Net coal gasification incident (insurance) costs	2	(4)	(4)	—	(6)
Excluding non-core and unusual items	178	188	182	123	671
Advanced Materials
Earnings before interest and taxes	135	150	153	71	509
Asset impairments and restructuring charges, net	—	—	—	1	1
Net coal gasification incident (insurance) costs	3	(6)	(6)	—	(9)
Excluding non-core and unusual items	138	144	147	72	501
Chemical Intermediates
Earnings before interest and taxes	70	85	109	44	308
Net coal gasification incident (insurance) costs	19	(21)	(30)	2	(30)
Excluding unusual item	89	64	79	46	278
Fibers
Earnings before interest and taxes	43	83	84	47	257
Net coal gasification incident (insurance) costs	13	(25)	(27)	1	(38)
Excluding unusual item	56	58	57	48	219
Other
Loss before interest and taxes	(15)	(19)	(15)	(112)	(161)
Mark-to-market pension and other postretirement benefit plans (gain) loss, net	—	—	—	99	99
Asset impairments and restructuring charges, net	2	4	—	—	6
Costs resulting from tax law changes and outside-U.S. entity reorganizations	11	8	1	—	20
Excluding non-core and unusual items	(2)	(7)	(14)	(13)	(36)

Total Eastman Chemical Company
Earnings before interest and taxes	409	491	517	135	1,552
Mark-to-market pension and other postretirement benefit plans (gain) loss, net	—	—	—	99	99
Asset impairments and restructuring charges, net	2	4	—	39	45
Net coal gasification incident (insurance) costs	37	(56)	(67)	3	(83)
Costs resulting from tax law changes and outside-U.S. entity reorganizations	11	8	1	—	20
Total earnings before interest and taxes excluding non-core and unusual items	$459	$447	$451	$276	$1,633

Exhibit 99.03

Quarterly Non-GAAP Earnings (Loss) Before Interest and Taxes Reconciliations (continued)

	2017
(Dollars in millions, unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
Additives & Functional Products
Earnings before interest and taxes	$153	$161	$189	$150	$653
Asset impairments and restructuring charges, net	—	—	—	3	3
Net coal gasification incident (insurance) costs	—	—	—	8	8
Gain from sale of business	—	—	(3)	—	(3)
Excluding non-core and unusual items	153	161	186	161	661
Advanced Materials
Earnings before interest and taxes	121	137	142	83	483
Net coal gasification incident (insurance) costs	—	—	—	11	11
Excluding unusual item	121	137	142	94	494
Chemical Intermediates
Earnings before interest and taxes	82	83	81	9	255
Net coal gasification incident (insurance) costs	—	—	—	44	44
Excluding unusual item	82	83	81	53	299
Fibers
Earnings before interest and taxes	52	56	68	5	181
Net coal gasification incident (insurance) costs	—	—	—	49	49
Excluding unusual item	52	56	68	54	230
Other
Loss before interest and taxes	(7)	(17)	(16)	(2)	(42)
Mark-to-market pension and other postretirement benefit plans (gain) loss, net	—	—	—	(21)	(21)
Cost of disposition of claims against discontinued Solutia operations	—	—	—	9	9
Asset impairments and restructuring charges, net	—	—	—	5	5
Excluding non-core and unusual items	(7)	(17)	(16)	(9)	(49)

Total Eastman Chemical Company
Earnings before interest and taxes	401	420	464	245	1,530
Mark-to-market pension and other postretirement benefit plans (gain) loss, net	—	—	—	(21)	(21)
Cost of disposition of claims against discontinued Solutia operations	—	—	—	9	9
Gain from sale of business	—	—	(3)	—	(3)
Asset impairments and restructuring charges, net	—	—	—	8	8
Net coal gasification incident (insurance) costs	—	—	—	112	112
Total earnings before interest and taxes excluding non-core and unusual items	$401	$420	$461	$353	$1,635

Exhibit 99.03

Quarterly Non-GAAP Earnings (Loss) Before Interest and Taxes Reconciliations (continued)

	2016
(Dollars in millions, unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
Additives & Functional Products
Earnings before interest and taxes	$154	$171	$162	$120	$607
Asset impairments and restructuring charges, net	(2)	—	—	12	10
Excluding non-core item	152	171	162	132	617
Advanced Materials
Earnings before interest and taxes	108	132	141	91	472
Chemical Intermediates
Earnings before interest and taxes	67	15	39	50	171
Fibers
Earnings before interest and taxes	85	90	80	76	331
Gain from sale of business	—	(17)	—	—	(17)
Excluding non-core item	85	73	80	76	314
Other
Loss before interest and taxes	(27)	(12)	(69)	(84)	(192)
Mark-to-market pension and other postretirement benefit plans (gain) loss, net	—	—	30	67	97
Cost of disposition of claims against discontinued Solutia operations	5	—	—	—	5
Asset impairments and restructuring charges, net	—	—	30	5	35
Acquisition integration and transaction costs	9	—	—	—	9
Excluding non-core items	(13)	(12)	(9)	(12)	(46)

Total Eastman Chemical Company
Earnings before interest and taxes	387	396	353	253	1,389
Mark-to-market pension and other postretirement benefit plans (gain) loss, net	—	—	30	67	97
Cost of disposition of claims against discontinued Solutia operations	5	—	—	—	5
Gain from sale of business	—	(17)	—	—	(17)
Asset impairments and restructuring charges, net	(2)	—	30	17	45
Acquisition integration and transaction costs	9	—	—	—	9
Total earnings before interest and taxes excluding non-core items	$399	$379	$413	$337	$1,528